United States
             Securities and Exchange Commission
                    Washington, DC  20549


                          FORM 8-K


                       Current Report
             Pursuant to Section 13 or 15(D) of
             the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 18, 1998
                                                  (December 16, 1998)



Commission file number:  United Stationers Inc.:         0-10653
                         United Stationers Supply Co.:  33-59811



                   UNITED STATIONERS INC.
                UNITED STATIONERS SUPPLY CO.
   (Exact name of Registrant as specified in its charter)





United Stationers Inc.:          Delaware                   36-3141189
United Stationers Supply Co.:    Illinois                   36-2431718
                       (State or other jurisdiction of   (IRS Employer
                       incorporation or organization)    Identification No.)





                     2200 East Golf Road
              Des Plaines, Illinois 60016-1267
                       (847) 699-5000


(Address, including zip code and telephone number, including area code, of registrant's executive offices)
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   United Stationers Inc. and United Stationers Supply Co.

This Form 8-K is filed for each of United Stationers Inc., a Delaware corporation, and its wholly owned subsidiary,
United Stationers Supply Co., an Illinois corporation (collectively the "Company"). United Stationers Inc. is a holding company with no operations separate from its operating subsidiary, United Stationers Supply Co. and its subsidiaries.

Item 5.   Other Events

     The Company announced today that its board of directors has approved a new organization structure designed to support the Company's strategic direction.

     Daniel H. Bushell has been named to the position of executive vice president, chief financial officer, and chief development officer. In addition to his existing responsibilities as chief financial officer, he will be responsible for exploring new options and acquisitions, including international opportunities, to fuel the Company's growth strategy. Bushell will also be responsible for the Company's newer initiatives including Lagasse Bros, Inc., which was acquired in October 1996, and Azerty, which was acquired in April 1998.

     Michael D. Rowsey has resigned as executive vice president and as a director of the Company. Mike will be devoting his time to pursue new interests.

     Steven R. Schwarz has been named to the position of executive vice president and president of the Company's core office supply business. Schwarz has been with United Stationers for more than 20 years and most recently has had responsibility for marketing and merchandising.


Item 7.   Exhibits

Exhibit 99
     Press release issued by the Company on December 16, 1998.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       United Stationers Inc.
                                       United Stationers Supply Co.


Dated:      December  18, 1998        By:  /s/ Daniel  H. Bushell
                                            Daniel H. Bushell
                                         Executive Vice President and
                                         Chief Financial Officer
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